Exhibit 99.1

CONSENT TO SERVE AS A DIRECTOR

I hereby consent to being named as a person who will become a director of Etsy, Inc., a Delaware corporation (the “Company”), in the Registration Statement on Form S-1 dated March 31, 2015 and filed by the Company with the Securities and Exchange Commission (the “Registration Statement”), to the disclosure under the caption “Management” in the Registration Statement and to the filing of this consent as an exhibit to the Registration Statement.

Date: March 31, 2015

/s/ Melissa Reiff

Melissa Reiff